Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 22, 2004, relating to the audit of the consolidated financial statements and financial statement schedule of Nitches, Inc. and Subsidiaries, which appears in the Annual Report on Form 10-K/A for the year ended August 31, 2006.

We also consent to the reference to our Firm under the "Experts" heading in the prospectus of the Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California
December 6, 2007